FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Reports Second Quarter 2014 Results

RALEIGH, N.C., July 23, 2014 – Yadkin Financial Corporation (NYSE: YDKN) (the "Company" and "Yadkin"), the parent company of Yadkin Bank, announced today financial results for the second quarter ended June 30, 2014. Net income available to common shareholders excluding merger-related expenses for the quarter was $4.3 million, or $0.30 per diluted share. Net income available to common shareholders for the quarter was $3.8 million, or $0.26 per diluted share, compared to $3.3 million, or $0.23 per diluted share, in the first quarter of 2014. These second quarter financial results do not include the financial results of VantageSouth Bancshares, Inc. ("VantageSouth"), which was merged with and into the Company on July 4, 2014.

Second Quarter 2014 Financial Highlights:

	Yadkin		VantageSouth
	Q2 2014	Q1 2014	Q2 2014	Q1 2014
Pre-tax, pre-provision operating earnings (millions)	$6.70	$6.33	$8.36	$7.13
Annualized operating return on average assets	1.08%	1.00%	0.95%	0.72%
Annualized operating return on average equity	10.29%	9.67%	8.34%	6.05%
Operating efficiency ratio	66.62%	68.61%	65.31%	70.06%
Operating earnings per diluted common share	$0.30	$0.27	$0.09	$0.06
Net loan charge-offs	(0.23)%	0.32%	0.07%	0.33%
Annualized net loan growth	10.93%	7.71%	(3.99)%	(1.52)%
Taxable equivalent net interest margin	4.00%	4.11%	4.13%	4.19%
Tangible common equity to tangible assets	8.99%	8.75%	9.89%	9.89%

"2014 has been an eventful year for the Company and with the legal close of the VantageSouth merger on July 4, 2014, Yadkin became the largest community bank headquartered in North Carolina," said Scott Custer, President and Chief Executive Officer of Yadkin, "The combination of two of North Carolina's largest community banks provides Yadkin with the growth opportunities, scale and footprint to continue to deliver a best-in-class customer experience, offer competitive financial services and solutions, provide a rewarding experience for our teammates and generate top-tier financial performance for our shareholders."
"Yadkin and VantageSouth produced strong results individually while working hard to close the merger and plan for the integration." Joe Towell, Executive Chairman of Yadkin and CEO prior to the VantageSouth merger, stated. "Yadkin's financial performance in the second quarter continued to improve as net operating earnings available to common shareholders reached $4.3 million; an increase of 10% over Q1 2014 results. Yadkin’s net recoveries for the quarter and improving efficiency contributed significantly to the improvement in operating results." Custer, commenting on VantageSouth results, added, "VantageSouth turned in record operating results in its final quarter as a stand-alone company. Net operating earnings available to common shareholders totaled $5.0 million, an increase of 50% from Q1 2014 to Q2 2014. These results were realized by lowering credit costs, improving fee income and continuing strong expense control."
Towell continued, "late in the second quarter we received final regulatory and shareholder approvals for the VantageSouth merger which closed on July 4. The core system conversion is scheduled for late Q3 2014. Our integration planning is right on track including organizational design, system selection, product mapping, training and rebranding. We are encouraged by the way employees of both companies have come together to work on the integration and the creation of the new company. We welcome all of our new customers and look forward to a successful 2014 and beyond."

Discussion of Yadkin Q2 Results

Net operating earnings, which exclude merger and conversion costs and securities gains and losses, totaled $4.9 million in the second quarter of 2014 compared to $4.4 million in the first quarter of 2014. Similarly, pre-tax, pre-provision operating earnings increased to $6.7 million in the second quarter of 2014 from $6.3 million in the first quarter of 2014. Net income was $4.4 million in the second quarter of 2014 compared to $3.9 million in the first quarter of 2014. After preferred stock dividends, net income available to common stockholders was $3.8 million, or $0.26 per diluted common share, in the second quarter of 2014 compared to $3.3 million, or $0.23 per diluted common share, in the first quarter of 2014.

Net interest income remained flat at $16.6 million for the quarter. Net interest margin contracted during the quarter but still remains strong with a quarterly average margin of 4.00 percent, down 11 basis points from 4.11 percent at March 31, 2014. The decrease in net interest margin was primarily the result of lower yields on loans partially offset by lower rates on interest-bearing liabilities. Lower loan yields were primarily the result of new loan originations at lower current market rates.

In the second quarter of 2014, our core deposits increased by $1.9 million, and core deposits represented 65.9 percent of total deposits as of June 30, 2014. Management continued its strategy of focusing on lower cost demand deposits as the cost of deposits decreased to 0.42 percent for the quarter as compared to 0.45 percent in the first quarter of 2014.

During the second quarter of 2014, the recovery of loan losses was $891 thousand as total net recoveries for the second quarter of 2014 were $819 thousand, or (0.23) percent of average loans on an annualized basis. At June 30, 2014, the allowance for loan losses was $16.4 million, compared to $16.5 million at March 31, 2014. As a percentage of total loans held-for-investment, the allowance for loan losses was 1.15 percent in the second quarter of 2014, down from 1.19 percent in the first quarter of 2014. Management continues to focus on the allowance to ensure that adequate coverage is maintained.

The Company's key asset quality metrics continue to be strong as we maintain our focus on quality lending, underwriting, and problem asset resolution. First, our adversely classified assets to Tier 1 capital and loan loss reserve ratio has remained stable at 17.0 percent at the end of the first and second quarters. Nonperforming loans totaled $19.0 million at June 30, 2014 and the nonperforming loans to total loans ratio increased slightly to 1.32 percent at June 30, 2014, compared to 1.09 percent at March 31, 2014 due primarily to two new large relationships which Yadkin Bank has been monitoring. Other real estate owned (OREO) totaled $2.3 million at June 30, 2014, a decrease of $557 thousand compared to March 31, 2014. Total nonperforming assets at June 30, 2014 were $21.3 million, or 1.17 percent of total assets, up from $17.9 million, or 0.99 percent of total assets, at March 31, 2014.

	Nonperforming Loan Analysis
(Dollars in thousands)	June 30, 2014		March 31, 2014
Loan Type	Outstanding Balance	% of Total Loans	Outstanding Balance	% of Total Loans
Construction/land development	$1,628	0.11%	$1,595	0.12%
Residential construction	577	0.04%	586	0.04%
HELOC	1,012	0.07%	904	0.07%
1-4 Family Residential	4,576	0.32%	2,682	0.19%
Commercial real estate	8,148	0.57%	7,797	0.56%
Commercial & Industrial	2,787	0.19%	1,245	0.09%
Consumer & Other	254	0.02%	272	0.02%
Total	$18,982	1.32%	$15,081	1.09%

Non-interest income decreased $1.2 million to $3.5 million in the second quarter of 2014 compared to $4.7 million in the first quarter of 2014. This decrease is due primarily to a gain on sale of securities of $1.1 million recognized during the first quarter of 2014, as management made a strategic decision to redeploy the cash from this gain on sale to the Company's lending activities. In addition, income from our mortgage business continues to be impacted by the slowdown in the mortgage industry.

Non-interest expense decreased $1.2 million during the second quarter of 2014, to $14.0 million as compared to $15.2 million in the first quarter of 2014, as merger expenses decreased to $649 thousand in the second quarter of 2014 compared to $1.4 million recorded in the first quarter of 2014. Excluding merger expenses and gains on sale of securities, operating efficiency ratio improved from 68.61 percent in the first quarter of 2014 to 66.62 percent in the second quarter of 2014.

Discussion of VantageSouth Q2 Results

Net operating earnings, which exclude merger and conversion costs, restructuring charges,, and securities gains, totaled $5.0 million in the second quarter of 2014 compared to $3.7 million in the first quarter of 2014 as provision for loan losses declined and VantageSouth cut costs and continued to improve its operating efficiency ratio. Pre-tax, pre-provision operating earnings increased to $8.4 million in the second quarter of 2014 from $7.1 million in the first quarter of 2014. Net income was $3.5 million in the second quarter of 2014 compared to $2.1 million in the first quarter of 2014. After preferred stock dividends and accretion, net income available to common stockholders was $3.5 million, or $0.06 per common share, in the second quarter of 2014 compared to $1.7 million, or $0.03 per common share, in the first quarter of 2014.

Net interest income was $19.0 million in the second quarter of 2014 compared to $19.1 million in the first quarter of 2014. Net interest margin declined from 4.19 percent in the first quarter of 2014 to 4.13 percent in the second quarter of 2014. The decrease in net interest income and margin was primarily the result of lower yields on loans only partially offset by lower rates on interest-bearing liabilities. Core net interest margin, which excludes the impact of acquisition accounting on net interest income and average balances, was 3.33 percent in the second quarter of 2014 compared to 3.34 percent in the first quarter of 2014.

Income accretion on purchased loans totaled $5.0 million in the second quarter of 2014, which consisted of $3.0 million of accretion on purchased credit-impaired ("PCI") loans and $2.0 million of accretion income on purchased non-impaired loans. PCI loan accretion represents all interest income recorded for those loans in the period while accretion income on purchased non-impaired loans represents accretion of the fair value discount, which increased interest income above contractual yields. Income accretion on purchased loans in the first quarter of 2014 totaled $5.2 million, which included $3.1 million of accretion on PCI loans and $2.0 million of accretion income on purchased non-impaired loans. Accretion income on purchased non-impaired loans included $798 thousand of accelerated accretion due to principal prepayments in the second quarter of 2014 compared to $631 thousand in the first quarter of 2014. Fair value amortization on interest-bearing liabilities totaled $563 thousand in the second quarter of 2014 and $624 thousand in the first quarter of 2014, which reduced interest expense in both periods.

Provision for loan losses was $464 thousand in the second quarter of 2014, which was a decrease from $1.3 million in the first quarter of 2014. The lower provision for loan losses was primarily due to a $1.2 million decrease in provision expense for non-PCI loans, which was partially offset by a $345 thousand increase in provision on certain PCI loan pools. Provision expense on non-PCI loans was impacted by significantly lower net loan charge-offs which declined from 0.33 percent in the first quarter of 2014 to 0.07 percent of average loans in the second quarter of 2014. The table below summarizes the changes in VantageSouth's allowance for loan losses ("ALLL") in the second quarter of 2014 and first quarter of 2014.

(Dollars in thousands)	Non-PCI Loans	PCI Loans	Total

Q2 2014:
Balance at April 1, 2014	$5,164	$2,049	$7,213
Net charge-offs	(226)	—	(226)
Provision for loan losses	431	33	464
Balance at June 30, 2014	$5,369	$2,082	$7,451

Q1 2014:
Balance at January 1, 2014	$4,682	$2,361	$7,043
Net charge-offs	(1,120)	—	(1,120)
Provision for loan losses	1,602	(312)	1,290
Balance at March 31, 2014	$5,164	$2,049	$7,213

The ALLL was $7.5 million, or 0.54 percent of total loans as of June 30, 2014, compared to $7.2 million, or 0.52 percent of total loans as of March 31, 2014, and $6.4 million, or 0.49 percent of total loans as of June 30, 2013. Adjusted ALLL, which includes the ALLL and net acquisition accounting fair value adjustments for acquired loans, represented 2.42 percent of total loans as of June 30, 2014 compared to 2.54 percent as of March 31, 2014 and 3.72 percent as of June 30, 2013.

Nonperforming loans as a percentage of total loans was 1.53 percent as of June 30, 2014, which was an increase from 1.50 percent as of March 31, 2014 and 1.14 percent as of June 30, 2013. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 1.44 percent as of June 30, 2014, which was a slight increase from 1.43 percent as of March 31, 2014 and 1.33 percent as of June 30, 2013.

Non-interest income totaled $5.3 million in the second quarter of 2014 compared to $4.7 million in the first quarter of 2014. Government-guaranteed, small business lending income, which includes gains on sales of the guaranteed portion of certain SBA loans originated by VantageSouth as well as servicing fees on previously sold SBA loans, decreased by $220 thousand due to a slight decline in loan sales. Despite the decline from the first quarter of 2014, government guaranteed lending income continues to be a major source of non-interest income and the Company expects strong performance in the third quarter. Offsetting this decrease, mortgage banking income increased by $212 thousand primarily due to an increase in volume and an increase in profit margins on loans sold to investors. Additionally, service charges and bank-owned life insurance income increased by $172 thousand and $83 thousand, respectively.

Non-interest expense totaled $17.8 million in the second quarter of 2014 compared to $18.7 million in the first quarter of 2014. Operating non-interest expense, which excludes merger and conversion costs, restructuring charges, and securities gains, declined $952 thousand during this period as VantageSouth continued to focus on cutting costs and operating more efficiently following its merger with ECB Bancorp, Inc. in April 2013 and then-pending merger with Yadkin. VantageSouth's operating efficiency ratio, which excludes merger and conversion costs and restructuring charges, improved from 70.1 percent in the first quarter of 2014 to 65.3 percent in the second quarter of 2014. Restructuring charges in the first and second quarter of 2014 consisted of severance expenses related to a branch optimization plan that will result in the closure or sale of five underperforming branches as well as an initiative to streamline VantageSouth's organizational structure in certain back office functions. As a result of the branch optimization plan, four branch closures occurred in May 2014 and one branch is scheduled to be sold in the third quarter of 2014.

Income tax expense was $2.5 million in the second quarter of 2014, which was an increase from $1.7 million in the first quarter of 2014. The effective tax rate decreased from 44.3 percent in the first quarter of 2014 to 41.4 percent in the second quarter of 2014 as VantageSouth incurred lower non-deductible merger expenses and had higher deductible income on bank-owned life insurance.

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Yadkin Financial Corporation is the holding company for Yadkin Bank, a full-service community bank with 74 branches across North Carolina and upstate South Carolina. Yadkin Financial Corporation voting common stock is traded on the NYSE under the symbol "YDKN." Investors can access additional corporate information, investor relations information, product descriptions and online services through Yadkin Bank's website at www.yadkinbank.com.

Conference Call
Yadkin Financial Corporation will host a conference call at 10:00 a.m. EST on Wednesday, July 23rd, to discuss financial results, business highlights, and outlook. The call may be accessed by dialing (855) 241-9862 and requesting the Yadkin Financial Corporation Second Quarter 2014 Earnings Call. Listeners should dial in 10--15 minutes prior to the start of the call.
A webcast of the conference call will be available online at www.yadkinbank.com and following the links to About Us, Investor Relations. A replay of the call will be available through August 22, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering reservation number 21727674.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Yadkin and VantageSouth use these non-GAAP financial measures, including: (i) net operating earnings (loss); (ii) pre-tax, pre-provision operating earnings; (iii) operating non-interest expense, (iv) operating efficiency ratio, (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in their analysis of the company's performance. Net operating earnings (loss) excludes the following from net income (loss): securities gains, a one-time acquisition gain, merger and conversion costs, restructuring charges, income tax expense from the change in future state tax rates, and the income tax effect of adjustments. Pre-tax, pre-provision operating earnings excludes the following from net income (loss): provision for (recovery of) loan losses, income tax expense (benefit), securities gains, a one-time acquisition gain, restructuring charges, and merger and conversion costs. Operating non-interest expense excludes merger and conversion costs and restructuring charges from non-interest expense. The operating efficiency ratio excludes a one-time acquisition gain, securities gains and losses, merger and conversion costs, and restructuring charges from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total stockholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Yadkin and VantageSouth performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or writedown assets; the amount of our loan portfolio collateralized by real estate, and the weakness in the commercial real estate market; our ability to maintain appropriate levels of capital, including levels of capital required under the capital rules implementing Basel III; the impact of our efforts to raise capital on our financial position, liquidity, capital, and profitability; the increase in the cost of capital of our Series T and Series T-ACB Preferred Stock in 2014 if we do not redeem within five years of the date of issuance; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, increased competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in the interest rate environment which could reduce anticipated or actual margins; changes in political conditions or the legislative or regulatory environment, including the effect of recent financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans, which can be adversely affected by a number of factors, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, natural disasters, which could be exacerbated by potential climate change, and international instability; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary sources such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs; loss of consumer confidence and economic disruptions resulting from terrorist activities or other military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission ("SEC"), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Information in this press release also contains forward-looking statements with respect to the recent merger of VantageSouth with and into the Company. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by such forward-looking statements, including without limitation: potential deposit attrition, higher than expected costs, customer loss and business disruption associated with business integration, including, without limitation, potential difficulties in maintaining relationships with key personnel, and technological integration. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

CONTACT:
Terry Earley, CFO
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: Terry.Earley@vsb.com

YADKIN QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Interest income
Loans	$16,952	$16,937	$17,126	$16,849	$16,950
Investment securities	1,600	1,719	1,773	1,616	1,686
Federal funds sold and interest-earning deposits	16	10	4	5	15
Total interest income	18,568	18,666	18,903	18,470	18,651
Interest expense
Deposits	1,600	1,669	1,732	1,911	2,121
Short-term borrowings	211	214	165	143	60
Long-term debt	171	180	257	280	349
Total interest expense	1,982	2,063	2,154	2,334	2,530
Net interest income	16,586	16,603	16,749	16,136	16,121
Provision for (recovery of) loan losses	(891)	(460)	(3,017)	40	55
Net interest income after provision for (recovery of) loan losses	17,477	17,063	19,766	16,096	16,066
Non-interest income
Service charges and fees on deposit accounts	1,243	1,224	1,264	1,336	1,317
Other service fees	1,264	1,025	1,066	1,259	1,401
Mortgage banking	769	1,022	1,162	1,713	2,546
Bank-owned life insurance	137	137	145	152	150
Gain (loss) on sales of available for sale securities	3	1,128	(2,884)	253	272
Other	75	161	429	668	498
Total non-interest income	3,491	4,697	1,182	5,381	6,184
Non-interest expense
Salaries and employee benefits	7,367	7,917	7,854	7,780	7,953
Occupancy and equipment	1,758	1,746	2,049	2,001	1,951
Data processing	293	275	376	374	350
FDIC insurance premiums	239	151	433	363	642
Professional services	440	409	537	327	675
Foreclosed asset expenses	169	310	302	93	(174)
Loan, collection, and repossession expense	47	97	118	203	201
Merger and conversion costs	649	1,352	—	—	—
Other	3,060	2,936	2,043	3,009	3,245
Total non-interest expense	14,022	15,193	13,712	14,150	14,843
Income before income taxes	6,946	6,567	7,236	7,327	7,407
Income tax expense	2,558	2,659	2,579	2,616	2,598
Net income	4,388	3,908	4,657	4,711	4,809
Dividends and accretion on preferred stock	608	559	421	421	590
Net income available to common stockholders	$3,780	$3,349	$4,236	$4,290	$4,219

NET INCOME PER COMMON SHARE
Basic	$0.27	$0.24	$0.30	$0.30	$0.30
Diluted	$0.26	$0.23	$0.30	$0.30	$0.30

WEIGHTED AVERAGE COMMON SHARES
Weighted average common shares outstanding - basic	14,217,607	14,211,456	14,206,070	14,205,705	14,205,223
Weighted average common shares outstanding - diluted	14,279,164	14,269,453	14,259,809	14,249,152	14,223,604

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

PERFORMANCE RATIOS (annualized)
Return on average assets	0.84%	0.76%	0.93%	0.95%	0.93%
Return on average equity	7.96%	7.29%	9.31%	9.74%	9.63%
Yield on earning assets, tax equivalent	4.47%	4.61%	4.54%	4.48%	4.50%
Cost of interest-bearing liabilities	0.60%	0.63%	0.64%	0.69%	0.74%
Net interest margin, tax equivalent	4.00%	4.11%	4.04%	3.93%	3.90%
Efficiency ratio	69.84%	71.33%	76.47%	65.76%	66.55%
Net loan charge-offs (recoveries)	(0.23)%	0.32%	(0.02)%	0.58%	0.49%

Reconciliation of GAAP to Non-GAAP
OPERATING EARNINGS
Net income (GAAP)	$4,388	$3,908	$4,657	$4,711	$4,809
Securities (gains) losses	(3)	(1,128)	2,884	(253)	(272)
Merger and conversion costs	649	1,352	—	—	—
Income tax effect of adjustments	(146)	312	(1,120)	100	106
Net operating earnings (Non-GAAP)	4,888	4,444	6,421	4,558	4,643
Dividends and accretion on preferred stock	608	559	421	421	590
Net operating earnings available to common stockholders (Non-GAAP)	$4,280	$3,885	$6,000	$4,137	$4,053

Net operating earnings per common share:
Basic (Non-GAAP)	$0.30	$0.27	$0.42	$0.29	$0.29
Diluted (Non-GAAP)	$0.30	$0.27	$0.42	$0.29	$0.28

Net operating return on average assets	1.08%	1.00%	1.41%	1.01%	1.02%
Net operating return on average equity	10.29%	9.67%	14.12%	10.35%	10.59%

PRE-TAX, PRE-PROVISION OPERATING EARNINGS
Net income (GAAP)	$4,388	$3,908	$4,657	$4,711	$4,809
Provision for (recovery of) loan losses	(891)	(460)	(3,017)	40	55
Income tax expense	2,558	2,659	2,579	2,616	2,598
Pre-tax, pre-provision income	6,055	6,107	4,219	7,367	7,462
Securities (gains) losses	(3)	(1,128)	2,884	(253)	(272)
Merger and conversion costs	649	1,352	—	—	—
Pre-tax, pre-provision operating earnings (Non-GAAP)	$6,701	$6,331	$7,103	$7,114	$7,190

OPERATING NON-INTEREST EXPENSE
Non-interest expense (GAAP)	$14,022	$15,193	$13,712	$14,150	$14,843
Merger and conversion costs	(649)	(1,352)	—	—	—
Operating non-interest expense (Non-GAAP)	$13,373	$13,841	$13,712	$14,150	$14,843

OPERATING EFFICIENCY RATIO
Efficiency ratio (GAAP)	69.84%	71.33%	76.47%	65.76%	66.55%
Effect to adjust for securities gains	0.01%	3.99%	(10.59)%	0.78%	0.82%
Effect to adjust for gain on acquisition	—%	—%	—%	—%	—%
Effect to adjust for merger and conversion costs	(3.23)%	(6.71)%	—%	—%	—%
Effect to adjust for restructuring costs	—%	—%	—%	—%	—%
Operating efficiency ratio (Non-GAAP)	66.62%	68.61%	65.88%	66.54%	67.37%

YADKIN YEAR-TO-DATE RESULTS OF OPERATIONS

	Six Months Ended June 30,
(Dollars in thousands, except per share data)	2014	2013

Interest income
Loans	$33,889	$33,629
Investment securities	3,319	3,234
Federal funds sold and interest-earning deposits	26	63
Total interest income	37,234	36,926
Interest expense
Deposits	3,269	4,904
Short-term borrowings	425	153
Long-term debt	351	696
Total interest expense	4,045	5,753
Net interest income	33,189	31,173
Provision for (recovery of) loan losses	(1,351)	292
Net interest income after provision for (recovery of) loan losses	34,540	30,881
Non-interest income
Service charges and fees on deposit accounts	2,467	2,586
Other service fees	2,289	2,327
Mortgage banking	1,791	5,834
Bank-owned life insurance	274	303
Gain on sales of available for sale securities	1,131	276
Other	236	514
Total non-interest income	8,188	11,840
Non-interest expense
Salaries and employee benefits	15,285	15,343
Occupancy and equipment	3,505	3,765
Data processing	568	744
FDIC insurance premiums	389	1,234
Professional services	850	974
Foreclosed asset expenses	478	(997)
Loan, collection, and repossession expense	144	418
Merger and conversion costs	2,001	—
Other	5,995	6,576
Total non-interest expense	29,215	28,057
Income before income taxes	13,513	14,664
Income tax expense	5,217	5,206
Net income	8,296	9,458
Dividends and accretion on preferred stock	1,167	1,035
Net income available to common stockholders	$7,129	$8,423

NET INCOME PER COMMON SHARE
Basic	$0.50	$0.59
Diluted	$0.50	$0.59

WEIGHTED AVERAGE COMMON SHARES
Weighted average common shares outstanding - basic	14,214,549	14,200,264
Weighted average common shares outstanding - diluted	14,274,304	14,200,264

	Six Months Ended June 30,
(Dollars in thousands, except per share data)	2014	2013
PERFORMANCE RATIOS (annualized)
Return on average assets	0.80%	0.92%
Return on average equity	7.63%	9.78%
Yield on earning assets, tax equivalent	4.54%	4.41%
Cost of interest-bearing liabilities	0.62%	0.82%
Net interest margin, tax equivalent	4.06%	3.73%
Efficiency ratio	70.61%	65.23%
Net loan charge-offs	0.04%	0.38%

Reconciliation of GAAP to Non-GAAP
OPERATING EARNINGS
Net income (GAAP)	$8,296	$9,458
Securities gains	(1,131)	(276)
Merger and conversion costs	2,001	—
Income tax effect of adjustments	165	108
Net operating earnings (Non-GAAP)	9,331	9,290
Dividends and accretion on preferred stock	1,167	1,035
Net operating earnings available (loss attributable) to common stockholders (Non-GAAP)	$8,164	$8,255

Net operating earnings per common share:
Basic (Non-GAAP)	$0.57	$0.58
Diluted (Non-GAAP)	$0.57	$0.58

Net operating return on average assets	1.04%	1.01%
Net operating return on average equity	9.98%	10.79%

PRE-TAX, PRE-PROVISION OPERATING EARNINGS
Net income (GAAP)	$8,296	$9,458
Provision for (recovery of) loan losses	(1,351)	292
Income tax expense	5,217	5,206
Pre-tax, pre-provision income	12,162	14,956
Securities gains	(1,131)	(276)
Merger and conversion costs	2,001	—
Pre-tax, pre-provision operating earnings (Non-GAAP)	$13,032	$14,680

OPERATING NON-INTEREST EXPENSE
Non-interest expense (GAAP)	$29,215	$28,057
Merger and conversion costs	(2,001)	—
Operating non-interest expense (Non-GAAP)	$27,214	$28,057

OPERATING EFFICIENCY RATIO
Efficiency ratio (GAAP)	70.61%	65.23%
Effect to adjust for securities gains	1.98%	0.42%
Effect to adjust for gain on acquisition	—%	—%
Effect to adjust for merger and conversion costs	(4.97)%	—%
Effect to adjust for restructuring costs	—%	—%
Operating efficiency ratio (Non-GAAP)	67.62%	65.65%

YADKIN QUARTERLY BALANCE SHEETS

	Ending Balances
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Assets
Cash and due from banks	$32,159	$32,254	$32,226	$32,417	$28,104
Interest-earning deposits with banks	3,957	29,249	8,759	6,695	4,654
Federal funds sold	15	15	10	15	50
Investment securities available for sale	259,143	267,093	288,922	328,690	330,345
Loans held for sale	15,696	6,962	18,913	12,632	22,545
Loans	1,419,868	1,382,698	1,358,746	1,333,437	1,314,761
Allowance for loan losses	(16,449)	(16,522)	(18,063)	(21,014)	(22,924)
Net loans	1,403,419	1,366,176	1,340,683	1,312,423	1,291,837
Federal Home Loan Bank stock	3,778	2,789	3,473	5,273	3,473
Premises and equipment, net	40,204	40,396	40,698	41,050	42,410
Bank-owned life insurance	27,306	27,169	27,032	26,888	26,736
Foreclosed assets	2,271	2,828	3,267	2,989	3,812
Deferred tax asset, net	16,955	20,305	23,425	26,588	29,225
Other intangible assets, net	1,665	1,818	1,974	2,133	2,301
Accrued interest receivable and other assets	16,315	16,433	16,645	15,724	16,423
Total assets	$1,822,883	$1,813,487	$1,806,027	$1,813,517	$1,801,915

Liabilities
Deposits:
Non-interest demand	$296,861	$287,585	$267,596	$266,951	$252,618
Interest-bearing demand	228,429	231,230	224,260	222,063	222,125
Money market and savings	468,809	473,351	469,298	454,439	464,313
Time	515,482	533,308	557,269	547,883	584,041
Total deposits	1,509,581	1,525,474	1,518,423	1,491,336	1,523,097
Short-term borrowings	72,879	49,083	43,260	85,129	30,915
Long-term debt	35,959	40,956	45,954	45,951	60,981
Accrued interest payable and other liabilities	10,706	9,198	13,920	12,229	12,306
Total liabilities	1,629,125	1,624,711	1,621,557	1,634,645	1,627,299

Stockholders' equity
Preferred stock, no par value	28,405	28,405	28,405	28,339	28,273
Common stock, $1.00 par value	14,380	14,381	14,384	14,384	14,384
Common stock warrant	1,850	1,850	1,850	1,850	1,850
Additional paid-in capital	187,264	187,317	187,118	186,994	186,869
Accumulated deficit	(40,163)	(43,943)	(47,292)	(51,528)	(55,818)
Accumulated other comprehensive income (loss)	2,022	766	5	(1,167)	(942)
Total stockholders' equity	193,758	188,776	184,470	178,872	174,616
Total liabilities and stockholders' equity	$1,822,883	$1,813,487	$1,806,027	$1,813,517	$1,801,915

	Ending Balances
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013

COMMON SHARE DATA
Book value per common share	$11.50	$11.15	$10.85	$10.47	$10.17
Tangible book value per common share	$11.38	$11.03	$10.71	$10.32	$10.01
Ending shares outstanding	14,380,127	14,380,673	14,383,986	14,383,986	14,383,986

CAPITAL RATIOS
Tangible equity to tangible assets	10.55%	10.32%	10.12%	9.76%	9.69%
Tangible common equity to tangible assets	8.99%	8.75%	8.54%	8.19%	8.00%
Yadkin Financial Corporation:
Tier 1 leverage ratio	12.18%	11.88%	11.45%	11.12%	10.56%
Tier 1 risk-based capital ratio	14.02%	13.93%	13.46%	13.2%	12.8%
Total risk-based capital ratio	15.01%	14.95%	14.59%	14.38%	13.98%
Yadkin Bank:
Tier 1 leverage ratio	12.07%	11.71%	11.24%	10.88%	10.3%
Tier 1 risk-based capital ratio	13.89%	13.73%	13.21%	12.92%	12.49%
Total risk-based capital ratio	14.95%	14.82%	14.41%	14.17%	13.74%

ASSET QUALITY DATA
Nonperforming loans	$18,982	$15,082	$15,393	$17,874	$19,698
Foreclosed assets	2,271	2,828	3,267	2,989	3,812
Total nonperforming assets	$21,253	$17,910	$18,660	$20,863	$23,510

Allowance for loan losses to loans	1.15%	1.19%	1.31%	1.56%	1.71%
Nonperforming loans to total loans	1.32%	1.09%	1.12%	1.33%	1.47%
Nonperforming assets to total assets	1.17%	0.99%	1.03%	1.15%	1.30%
Restructured loans not included in categories above	$1,894	$1,910	$5,033	$5,599	$6,627

Reconciliation of GAAP to Non-GAAP

TANGIBLE COMMON EQUITY
Total stockholders' equity (GAAP)	$193,758	$188,776	$184,470	$178,872	$174,616
Less: Preferred stock	28,405	28,405	28,405	28,405	28,405
Less: Goodwill and other intangible assets, net	1,665	1,818	1,974	2,133	2,301
Tangible common equity (Non-GAAP)	$163,688	$158,553	$154,091	$148,334	$143,910

YADKIN QUARTERLY NET INTEREST MARGIN ANALYSIS

	Three months ended June 30, 2014			Three months ended March 31, 2014			Three months ended June 30, 2013
(Dollars in thousands)	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*

Assets
Loans	$1,404,273	$16,979	4.85%	$1,371,694	$16,966	5.02%	$1,325,313	$16,978	5.14%
Investment securities	262,951	1,860	2.84	286,094	2,046	2.90	353,837	2,041	2.31
Federal funds and other	22,808	16	0.28	16,794	10	0.24	17,741	15	0.34
Total interest-earning assets	1,690,032	18,855	4.47%	1,674,582	19,022	4.61%	1,696,891	19,034	4.50%
Non-interest-earning assets	118,816			122,754			123,142
Total assets	$1,808,848			$1,797,336			$1,820,033

Liabilities and Equity
Interest-bearing demand	$227,031	$41	0.07%	$221,867	$56	0.10%	$214,216	$46	0.09%
Money market and savings	469,710	242	0.21	463,489	237	0.21	460,750	239	0.21
Time	527,444	1,317	1.00	548,673	1,376	1.02	607,172	1,835	1.23
Total interest-bearing deposits	1,224,185	1,600	0.52	1,234,029	1,669	0.55	1,282,138	2,120	0.67
Short-term borrowings	52,549	211	1.61	47,059	214	1.84	38,433	61	0.64
Long-term debt	37,495	171	1.83	42,565	180	1.72	60,947	348	2.32
Total interest-bearing liabilities	1,314,229	1,982	0.60%	1,323,653	2,063	0.63%	1,381,518	2,529	0.74%
Non-interest-bearing deposits	294,596			276,878			251,482
Other liabilities	9,457			10,459			11,260
Total liabilities	1,618,282			1,610,990			1,644,260
Stockholders’ equity	190,565			186,346			175,774
Total liabilities and stockholders’ equity	$1,808,847			$1,797,336			$1,820,034

Net interest income, taxable equivalent		$16,873			$16,959			$16,505
Interest rate spread			3.87%			3.98%			3.76%
Tax equivalent net interest margin			4.00%			4.11%			3.90%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.59%			126.51%			122.83%
* Taxable equivalent basis

YADKIN YEAR-TO-DATE NET INTEREST MARGIN ANALYSIS

	Six months ended June 30, 2014			Six months ended June 30, 2013
(Dollars in thousands)	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*

Assets
Loans	$1,388,073	$33,945	4.93%	$1,323,294	$33,685	5.13%
Investment securities	274,459	3,906	2.87	359,158	3,879	2.18
Federal funds and other	19,817	26	0.26	40,099	64	0.32
Total interest-earning assets	1,682,349	37,877	4.54%	1,722,551	37,628	4.41%
Non-interest-earning assets	120,775			125,861
Total assets	$1,803,124			$1,848,412

Liabilities and Equity
Interest-bearing demand	$224,463	97	0.09%	$203,315	$91	0.09%
Money market and savings	466,617	479	0.21	453,645	468	0.21
Time	538,000	2,693	1.01	649,736	4,345	1.35
Total interest-bearing deposits	1,229,080	3,269	0.54	1,306,696	4,904	0.76
Short-term borrowings	49,819	425	1.72	39,620	154	0.78
Long-term debt	40,016	351	1.77	60,945	695	2.30
Total interest-bearing liabilities	1,318,915	4,045	0.62%	1,407,261	5,753	0.82%
Noninterest-bearing deposits	285,786			255,660
Other liabilities	9,956			11,822
Total liabilities	1,614,657			1,674,743
Stockholders’ equity	188,467			173,670
Total liabilities and stockholders’ equity	$1,803,124			$1,848,413

Net interest income, taxable equivalent		$33,832			$31,875
Interest rate spread			3.92%			3.59%
Tax equivalent net interest margin			4.06%			3.73%

Percentage of average interest-earning assets to average interest-bearing liabilities			127.56%			122.40%
* Taxable equivalent basis

VANTAGESOUTH QUARTERLY RESULTS OF OPERATIONS (Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Interest income
Loans	$19,803	$19,906	$20,206	$20,348	$20,376
Investment securities	1,992	1,985	2,360	1,846	2,005
Federal funds sold and interest-earning deposits	26	26	19	33	21
Total interest income	21,821	21,917	22,585	22,227	22,402
Interest expense
Deposits	1,657	1,659	1,661	1,621	1,619
Short-term borrowings	95	78	65	46	42
Long-term debt	1,029	1,031	1,048	654	313
Total interest expense	2,781	2,768	2,774	2,321	1,974
Net interest income	19,040	19,149	19,811	19,906	20,428
Provision for loan losses	464	1,290	757	1,280	1,492
Net interest income after provision for loan losses	18,576	17,859	19,054	18,626	18,936
Non-interest income
Service charges and fees on deposit accounts	1,487	1,315	1,407	1,512	1,525
Government-guaranteed lending	2,121	2,341	1,884	1,525	1,058
Mortgage banking	530	318	468	310	1,096
Bank-owned life insurance	389	306	397	324	310
Gain on sales of available for sale securities	217	—	—	—	123
Gain on acquisition	—	—	—	—	7,382
Other	523	387	397	866	743
Total non-interest income	5,267	4,667	4,553	4,537	12,237
Non-interest expense
Salaries and employee benefits	8,574	9,014	9,452	10,034	11,009
Occupancy and equipment	2,523	2,636	2,600	2,497	2,408
Data processing	991	1,030	1,096	1,105	1,075
FDIC insurance premiums	365	390	436	423	400
Professional services	594	544	780	598	914
Foreclosed asset expenses	151	263	10	201	79
Loan, collection, and repossession expense	350	679	802	909	792
Merger and conversion costs	1,968	1,209	599	477	11,961
Restructuring charges	93	836	—	—	—
Other	2,186	2,130	2,348	2,438	2,502
Total non-interest expense	17,795	18,731	18,123	18,682	31,140
Income before income taxes	6,048	3,795	5,484	4,481	33
Income tax expense (benefit)	2,504	1,681	2,220	2,997	(2,808)
Net income	3,544	2,114	3,264	1,484	2,841
Dividends and accretion on preferred stock	—	377	711	708	705
Net income available (loss attributable) to common stockholders	$3,544	$1,737	$2,553	$776	$2,136

NET INCOME PER COMMON SHARE
Basic	$0.06	$0.03	$0.06	$0.02	$0.05
Diluted	$0.06	$0.03	$0.06	$0.02	$0.05

WEIGHTED AVERAGE COMMON SHARES
Weighted average common shares outstanding - basic	55,259,830	52,075,323	46,032,153	46,021,308	45,916,707
Weighted average common shares outstanding - diluted	55,563,960	52,360,688	46,222,652	46,213,216	45,935,330

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

PERFORMANCE RATIOS (annualized)
Return on average assets	0.67%	0.41%	0.63%	0.29%	0.58%
Return on average equity	5.91%	3.45%	5.54%	2.55%	4.81%
Yield on earning assets, tax equivalent	4.74%	4.80%	4.90%	5.12%	4.91%
Cost of interest-bearing liabilities	0.67%	0.69%	0.59%	0.51%	0.76%
Net interest margin, tax equivalent	4.13%	4.19%	4.39%	4.67%	4.24%
Efficiency ratio	73.21%	78.65%	74.38%	76.43%	95.33%
Net loan charge-offs	0.07%	0.33%	0.22%	0.20%	0.18%

Reconciliation of GAAP to Non-GAAP
OPERATING EARNINGS
Net income (GAAP)	$3,544	$2,114	$3,264	$1,484	$2,841
Securities gains	(217)	—	—	—	(123)
Gain on acquisition	—	—	—	—	(7,382)
Merger and conversion costs	1,968	1,209	599	477	11,961
Restructuring charges	93	836	—	—	—
Income tax effect of adjustments	(387)	(452)	(24)	(172)	(4,484)
Deferred tax asset revaluation from reduction in state income tax rates	—	—	—	1,218	—
Net operating earnings (Non-GAAP)	5,001	3,707	3,839	3,007	2,813
Dividends and accretion on preferred stock	—	377	711	708	705
Net operating earnings available to common stockholders (Non-GAAP)	$5,001	$3,330	$3,128	$2,299	$2,108

Net operating earnings per common share:
Basic (Non-GAAP)	$0.09	$0.06	$0.07	$0.05	$0.05
Diluted (Non-GAAP)	$0.09	$0.06	$0.07	$0.05	$0.05

Net operating return on average assets	0.95%	0.72%	0.74%	0.59%	0.57%
Net operating return on average equity	8.34%	6.05%	6.52%	5.16%	4.76%

PRE-TAX, PRE-PROVISION OPERATING EARNINGS
Net income (GAAP)	$3,544	$2,114	$3,264	$1,484	$2,841
Provision for loan losses	464	1,290	757	1,280	1,492
Income tax expense (benefit)	2,504	1,681	2,220	2,997	(2,808)
Pre-tax, pre-provision income	6,512	5,085	6,241	5,761	1,525
Securities gains	(217)	—	—	—	(123)
Gain on acquisition	—	—	—	—	(7,382)
Merger and conversion costs	1,968	1,209	599	477	11,961
Restructuring charges	93	836	—	—	—
Pre-tax, pre-provision operating earnings (Non-GAAP)	$8,356	$7,130	$6,840	$6,238	$5,981

OPERATING NON-INTEREST EXPENSE
Non-interest expense (GAAP)	$17,795	$18,731	$18,123	$18,682	$31,140
Merger and conversion costs	(1,968)	(1,209)	(599)	(477)	(11,961)
Restructuring charges	(93)	(836)	—	—	—
Operating non-interest expense (Non-GAAP)	$15,734	$16,686	$17,524	$18,205	$19,179

OPERATING EFFICIENCY RATIO
Efficiency ratio (GAAP)	73.21%	78.65%	74.38%	76.43%	95.33%
Effect to adjust for securities gains	0.66%	—%	—%	—%	0.36%
Effect to adjust for gain on acquisition	—%	—%	—%	—%	27.84%
Effect to adjust for merger and conversion costs	(8.17)%	(5.08)%	(2.45)%	(1.95)%	(47.30)%
Effect to adjust for restructuring costs	(0.39)%	(3.51)%	—%	—%	—%
Operating efficiency ratio (Non-GAAP)	65.31%	70.06%	71.93%	74.48%	76.23%

VANTAGESOUTH YEAR-TO-DATE RESULTS OF OPERATIONS (Unaudited)

	Six Months Ended June 30,
(Dollars in thousands, except per share data)	2014	2013

Interest income
Loans	$39,709	$31,073
Investment securities	3,977	2,820
Federal funds sold and interest-earning deposits	52	37
Total interest income	43,738	33,930
Interest expense
Deposits	3,316	2,921
Short-term borrowings	173	54
Long-term debt	2,060	583
Total interest expense	5,549	3,558
Net interest income	38,189	30,372
Provision for loan losses	1,754	3,432
Net interest income after provision for loan losses	36,435	26,940
Non-interest income
Service charges and fees on deposit accounts	2,802	2,040
Government-guaranteed lending	4,462	2,177
Mortgage banking	848	1,487
Bank-owned life insurance	695	505
Gain on sales of available for sale securities	217	1,215
Gain on acquisition	—	7,382
Other	910	893
Total non-interest income	9,934	15,699
Non-interest expense
Salaries and employee benefits	17,588	17,000
Occupancy and equipment	5,159	3,955
Data processing	2,021	1,719
FDIC insurance premiums	755	627
Professional services	1,138	1,411
Foreclosed asset expenses	414	262
Loan, collection, and repossession expense	1,029	1,253
Merger and conversion costs	3,177	13,562
Restructuring charges	929	—
Other	4,316	4,018
Total non-interest expense	36,526	43,807
Income (loss) before income taxes	9,843	(1,168)
Income tax expense (benefit)	4,185	(3,203)
Net income	5,658	2,035
Dividends and accretion on preferred stock	377	1,074
Net income available to common stockholders	$5,281	$961

NET INCOME PER COMMON SHARE
Basic	$0.10	$0.02
Diluted	$0.10	$0.02

WEIGHTED AVERAGE COMMON SHARES
Weighted average common shares outstanding - basic	53,676,373	40,865,433
Weighted average common shares outstanding - diluted	53,971,712	40,883,775

	Six Months Ended June 30,
(Dollars in thousands, except per share data)	2014	2013
PERFORMANCE RATIOS (annualized)
Return on average assets	0.54%	0.27%
Return on average equity	4.67%	2.00%
Yield on earning assets, tax equivalent	4.77%	5.06%
Cost of interest-bearing liabilities	0.68%	0.60%
Net interest margin, tax equivalent	4.16%	4.53%
Efficiency ratio	75.90%	95.09%
Net loan charge-offs	0.19%	0.19%

Reconciliation of GAAP to Non-GAAP
OPERATING EARNINGS
Net income (GAAP)	$5,658	$2,035
Securities gains	(217)	(1,215)
Gain on acquisition	—	(7,382)
Merger and conversion costs	3,177	13,562
Restructuring charges	929	—
Income tax effect of adjustments	(840)	(4,609)
Net operating earnings (Non-GAAP)	8,707	2,391
Dividends and accretion on preferred stock	377	1,074
Net operating earnings available to common stockholders (Non-GAAP)	$8,330	$1,317

Net operating earnings per common share:
Basic (Non-GAAP)	$0.16	$0.03
Diluted (Non-GAAP)	$0.15	$0.03

Net operating return on average assets	0.83%	0.31%
Net operating return on average equity	7.18%	2.35%

PRE-TAX, PRE-PROVISION OPERATING EARNINGS
Net income (GAAP)	$5,658	$2,035
Provision for loan losses	1,754	3,432
Income tax expense (benefit)	4,185	(3,203)
Pre-tax, pre-provision income	11,597	2,264
Securities gains	(217)	(1,215)
Gain on acquisition	—	(7,382)
Merger and conversion costs	3,177	13,562
Restructuring charges	836	836
Pre-tax, pre-provision operating earnings (Non-GAAP)	$15,393	$8,065

OPERATING NON-INTEREST EXPENSE
Non-interest expense (GAAP)	$36,526	$43,807
Merger and conversion costs	(3,177)	(13,562)
Restructuring charges	(929)	—
Operating non-interest expense (Non-GAAP)	$32,420	$30,245

OPERATING EFFICIENCY RATIO
Efficiency ratio (GAAP)	75.90%	95.09%
Effect to adjust for securities gains	0.35%	2.57%
Effect to adjust for gain on acquisition	—%	18.14%
Effect to adjust for merger and conversion costs	(6.65)%	(35.09)%
Effect to adjust for restructuring costs	(1.93)%	—%
Operating efficiency ratio (Non-GAAP)	67.67%	80.71%

VANTAGESOUTH QUARTERLY BALANCE SHEETS (Unaudited)

	Ending Balances
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Assets
Cash and due from banks	$38,770	$30,969	$29,080	$37,681	$29,264
Interest-earning deposits with banks	76,125	42,474	71,699	47,954	57,689
Federal funds sold	—	—	—	—	855
Investment securities available for sale	394,492	407,231	404,388	403,900	376,536
Investment securities held to maturity	3,119	3,119	500	208	200
Loans held for sale	10,658	11,158	8,663	7,216	21,009
Loans	1,368,568	1,381,926	1,389,666	1,353,550	1,324,171
Allowance for loan losses	(7,451)	(7,213)	(7,043)	(7,034)	(6,425)
Net loans	1,361,117	1,374,713	1,382,623	1,346,516	1,317,746
Federal Home Loan Bank stock	8,950	8,455	8,929	8,029	6,904
Premises and equipment, net	44,212	44,350	44,875	42,306	43,052
Bank-owned life insurance	48,700	33,386	33,148	32,896	32,642
Foreclosed assets	9,786	9,505	10,518	11,501	11,327
Deferred tax asset, net	48,783	52,276	54,867	55,960	59,099
Goodwill	26,254	26,254	26,254	26,254	26,254
Other intangible assets, net	5,432	5,657	5,883	6,113	6,343
Accrued interest receivable and other assets	63,071	56,643	38,130	19,226	19,757
Total assets	$2,139,469	$2,106,190	$2,119,557	$2,045,760	$2,008,677

Liabilities
Deposits:
Non-interest demand	$234,370	$198,710	$220,659	$208,736	$197,229
Interest-bearing demand	348,075	356,134	351,921	339,973	344,515
Money market and savings	473,258	472,968	467,814	458,214	482,672
Time	620,336	630,132	634,915	615,616	630,283
Total deposits	1,676,039	1,657,944	1,675,309	1,622,539	1,654,699
Short-term borrowings	140,500	129,500	126,500	100,500	68,002
Long-term debt	69,933	69,961	72,921	75,880	45,341
Accrued interest payable and other liabilities	12,914	11,764	12,919	16,259	11,621
Total liabilities	1,899,386	1,869,169	1,887,649	1,815,178	1,779,663

Stockholders' equity
Preferred stock, Series A, no par value	—	—	24,894	24,833	24,774
Preferred stock, Series B, no par value	—	—	17,891	17,776	17,663
Common stock, $0.001 par value	55	55	46	46	46
Common stock warrant	—	1,457	1,457	1,457	1,457
Additional paid-in capital	233,010	233,608	188,908	188,658	188,408
Retained earnings (accumulated deficit)	8,166	4,622	2,885	333	(443)
Accumulated other comprehensive loss	(1,148)	(2,721)	(4,173)	(2,521)	(2,891)
Total stockholders' equity	240,083	237,021	231,908	230,582	229,014
Total liabilities and stockholders' equity	$2,139,469	$2,106,190	$2,119,557	$2,045,760	$2,008,677

	Ending Balances
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013

COMMON SHARE DATA
Book value per common share	$4.34	$4.29	$4.11	$4.08	$4.05
Tangible book value per common share	$3.77	$3.71	$3.41	$3.38	$3.34
Ending shares outstanding	55,269,712	55,260,170	46,037,685	46,037,808	46,038,808

CAPITAL RATIOS
Tangible equity to tangible assets	9.89%	9.89%	9.57%	9.84%	9.94%
Tangible common equity to tangible assets	9.89%	9.89%	7.52%	7.73%	7.79%
VantageSouth Bancshares, Inc.:
Tier 1 leverage ratio	8.67%	8.54%	8.47%	8.30%	8.28%
Tier 1 risk-based capital ratio	10.31%	10.10%	9.89%	9.83%	10.26%
Total risk-based capital ratio	13.37%	13.17%	12.97%	12.99%	11.15%
VantageSouth Bank:
Tier 1 leverage ratio	10.31%	10.14%	10.16%	9.95%	8.26%
Tier 1 risk-based capital ratio	12.26%	12.00%	11.85%	11.78%	10.22%
Total risk-based capital ratio	13.12%	12.85%	12.70%	12.66%	11.11%

ASSET QUALITY DATA
Nonperforming loans	$20,928	$20,694	$20,925	$18,911	$15,116
Foreclosed assets	9,786	9,505	10,823	11,806	11,632
Total nonperforming assets	$30,714	$30,199	$31,748	$30,717	$26,748

Allowance for loan losses to loans	0.54%	0.52%	0.51%	0.52%	0.49%
Nonperforming loans to total loans	1.53%	1.50%	1.51%	1.40%	1.14%
Nonperforming assets to total assets	1.44%	1.43%	1.50%	1.50%	1.33%
Restructured loans not included in categories above	$4,000	$985	$534	$542	$550

Reconciliation of GAAP to Non-GAAP

ADJUSTED ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses (GAAP)	$7,451	$7,213	$7,043	$7,034	$6,425
Net acquisition accounting fair value discounts to loans	25,624	27,906	31,152	34,264	42,783
Adjusted allowance for loan losses	33,075	35,119	38,195	41,298	49,208
Loans	$1,368,568	$1,381,926	$1,389,666	$1,353,550	$1,324,171
Adjusted allowance for loan losses to loans (Non-GAAP)	2.42%	2.54%	2.75%	3.05%	3.72%

TANGIBLE COMMON EQUITY
Total stockholders' equity (GAAP)	$240,083	$237,021	$231,908	$230,582	$229,014
Less: Preferred stock	—	—	42,785	42,609	42,437
Less: Goodwill and other intangible assets, net	31,686	31,911	32,137	32,367	32,597
Tangible common equity (Non-GAAP)	$208,397	$205,110	$156,986	$155,606	$153,980

VANTAGESOUTH QUARTERLY NET INTEREST MARGIN ANALYSIS (Unaudited)

	Three months ended June 30, 2014			Three months ended March 31, 2014			Three months ended June 30, 2013
(Dollars in thousands)	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*

Assets
Loans	$1,390,855	$19,803	5.71%	$1,396,881	$19,906	5.78%	$1,316,237	$20,376	6.21%
Investment securities	404,173	2,010	1.99	407,831	1,990	1.98	394,398	2,008	2.04
Federal funds and other	54,681	26	0.19	49,177	26	0.21	43,719	21	0.19
Total interest-earning assets	1,849,709	21,839	4.74%	1,853,889	21,922	4.80%	1,754,354	22,405	5.12%
Non-interest-earning assets	271,356			245,914			225,912
Total assets	$2,121,065			$2,099,803			$1,980,266

Liabilities and Equity
Interest-bearing demand	$351,204	$150	0.17%	$348,047	$180	0.21%	$333,215	$183	0.22%
Money market and savings	469,848	313	0.27	469,288	349	0.30	484,685	346	0.29
Time	630,931	1,194	0.76	630,840	1,130	0.73	620,441	1,090	0.70
Total interest-bearing deposits	1,451,983	1,657	0.46	1,448,175	1,659	0.46	1,438,341	1,619	0.45
Short-term borrowings	140,819	95	0.27	116,900	78	0.27	58,292	42	0.29
Long-term debt	69,946	1,029	5.90	71,873	1,031	5.82	45,465	313	2.76
Total interest-bearing liabilities	1,662,748	2,781	0.67%	1,636,948	2,768	0.69%	1,542,098	1,974	0.51%
Non-interest-bearing deposits	206,833			204,156			192,459
Other liabilities	11,080			10,259			8,846
Total liabilities	1,880,661			1,851,363			1,743,403
Stockholders’ equity	240,404			248,440			236,863
Total liabilities and stockholders’ equity	$2,121,065			$2,099,803			$1,980,266

Net interest income, taxable equivalent		$19,058			$19,154			$20,431
Interest rate spread			4.07%			4.11%			4.61%
Tax equivalent net interest margin			4.13%			4.19%			4.67%

Percentage of average interest-earning assets to average interest-bearing liabilities			111.24%			113.25%			113.76%
* Taxable equivalent basis

VANTAGESOUTH YEAR-TO-DATE NET INTEREST MARGIN ANALYSIS (Unaudited)

	Six months ended June 30, 2014				Six months ended June 30, 2013
(Dollars in thousands)	Average Balance	Interest*		Yield/Cost*	Average Balance	Interest*	Yield/Cost*

Assets
Loans	$1,393,852	$39,709		5.74%	$1,049,646	$31,073	5.97%
Investment securities	405,992	4,000		1.99	268,589	2,866	2.15
Federal funds and other	51,944	52		0.20	36,672	37	0.20
Total interest-earning assets	1,851,788	43,761		4.77%	1,354,907	33,976	5.06%
Non-interest-earning assets	258,704				180,565
Total assets	$2,110,492				$1,535,472

Liabilities and Equity
Interest-bearing demand	$349,634	329		0.19%	$258,441	$323	0.25%
Money market and savings	469,570	662		0.28	374,801	689	0.37
Time	630,886	2,325		0.74	491,845	1,909	0.78
Total interest-bearing deposits	1,450,090	3,316	—	0.46	1,125,087	2,921	0.52
Short-term borrowings	128,925	173		0.27	32,751	54	0.33
Long-term debt	70,905	2,060		5.86	34,333	583	3.42
Total interest-bearing liabilities	1,649,920	5,549		0.68%	1,192,171	3,558	0.60%
Noninterest-bearing deposits	205,502				130,215
Other liabilities	10,671				7,634
Total liabilities	1,866,093				1,330,020
Stockholders’ equity	244,399				205,452
Total liabilities and stockholders’ equity	$2,110,492				$1,535,472

Net interest income, taxable equivalent		$38,212				$30,418
Interest rate spread				4.09%			4.46%
Tax equivalent net interest margin				4.16%			4.53%

Percentage of average interest-earning assets to average interest-bearing liabilities				112.24%			113.65%
* Taxable equivalent basis